                                                                     Exhibit 2.5
                                                                     -----------


                            NUTRAMAX PRODUCTS, INC.
                               9 Blackburn Drive
                             Gloucester, MA  01930


                                            Dated as of: September 11, 1997


BankBoston, N.A.
 Individually and as Agent
100 Federal Street
Boston, Massachusetts  02110

Fleet National Bank
One Federal Street
Boston, MA  02109

National Bank of Canada
One Federal Street, 27th Floor
Boston, MA  02110

The Sumitomo Bank, Limited
One Post Office Square
Suite 3820
Boston, MA  02109

Senior Debt Portfolio
c/o Eaton Vance Management
24 Federal Street
Boston, MA  02110


       Re:  First Amendment to Revolving Credit and Term Loan Agreement
            -----------------------------------------------------------

Ladies and Gentlemen:

     We refer to the Revolving Credit and Term Loan Agreement, dated as of December 30, 1996 (the "Loan Agreement"), among NutraMax Products, Inc. (the "Borrower"), the banking institutions referred to therein as Banks (the "Banks") and The First National Bank of Boston (now known as BankBoston, N.A.), as agent (the "Agent"). Upon the terms and subject to the conditions contained in the Loan Agreement, you agreed to make Revolving Loans and Term Loans to, and issue Letters of Credit for the account of, the Borrower.

     Terms used in this letter of agreement (the "First Amendment") which are not defined herein, but which are defined in the Loan Agreement, shall have the same respective meanings herein as therein.

     We have advised you of the acquisition (the "Acquisition") out of bankruptcy by the Borrower or its newly-established subsidiaries of substantially all of the assets of American White Cross, Inc. ("AWCI") and its affiliates (together with AWCI, the "Sellers") relating to the first aid business of the Sellers. The Acquisition is being made substantially on the terms set forth in the Asset Purchase Agreement dated as of July 21, 1997 among the Borrower, AWCI and certain other parties and the related documents (collectively, the "Acquisition Documents"). In connection with the Acquisition, we have requested you to increase the aggregate principal amount of the Loans and to make certain other modifications to the Loan Documents (collectively, the "Modifications"), and you have advised us that you are prepared and would be pleased to make the Modifications so requested by us on the condition that we join with you in this First Amendment and the various other instruments and documents (including the allonges to the Notes) contemplated hereby (collectively with the First Amendment, the "First Amendment Documents").

     Accordingly, in consideration of these premises, the promises, mutual covenants and agreements contained in this First Amendment, and fully intending to be legally bound by this First Amendment and the other First Amendment Documents to which the undersigned is a party, we hereby agree with you as follows:

                                   ARTICLE I
                                   ---------

                         AMENDMENTS TO LOAN AGREEMENT
                         ----------------------------

     Effective as of September 11, 1997 (the "First Amendment Date"), the Loan Agreement is amended in each of the following respects:

          (a) The terms "Loan Documents" and "Security Documents" shall, wherever used in any of the Loan Documents or Security Documents, be deemed to also mean and include this First Amendment, the allonges to the Notes and each of the other First Amendment Documents.

          (b) Section 1.1, containing various definitions, is amended in each of the following respects:

               (i) the definition of "Ancillary Documents" is amended to read in its entirety as follows:

     Ancillary Documents.  Collectively, (i) the Stock Purchase Documents, (ii)
     -------------------
     the Bond Documents, (iii) the Subordinated Debt Documents, (iv) the Material Agreements and Contracts, (v) the Acquisition Documents, (vi) the Chilmark Documents and (vii) all other agreements, instruments and contracts which shall from time to time be identified by the Agent, the Banks and the Borrower as "Ancillary Documents" for purposes of this Agreement, as any of the foregoing may be amended from time to time in accordance with Section 6.17.

               (ii) the definition of "Base Inventory" is amended by adding in the first line after the words "solely of finished goods" the words "(provided that, as to the Acquiring Subsidiaries only, Base Inventory shall also include raw materials and work-in-process)".

               (iii) the definition of "Borrowing Base" is amended to read in its entirety as follows:

     Borrowing Base.  In relation to the Borrower as at any particular date, an
     --------------
     amount equal to the lesser of (i) the aggregate Revolving Credit Commitments as in effect on such date, and (ii) the sum, as determined by the Agent in good faith as at such date, of: (A) with respect to the Borrower and the Subsidiaries other than the Acquiring Subsidiaries: (1) 50% of the Net Security Value of Base Inventory as at such date, and (2) 85% of the Net Outstanding Amount of Base Accounts as at such date; and (B) with respect to the Acquiring
     Subsidiaries: (1) 50% of the Net Security Value of Base Inventory as at such date other than items of Base Inventory described in item (2) immediately following, and (2) 25% of the Net Security Value of Base Inventory as at such date consisting of (a) finished goods that is adhesive bandages and (b) raw materials (other than raw materials consisting of adhesive bandages, adhesive substrates and medical supplies), and (3) 80% of the Net Outstanding Amount of Base Accounts as at such date; provided
                                                                     --------
     that the Agent reserves the right, in its reasonable discretion, based upon a good faith determination that a material change in the Collateral has occurred, to decrease the foregoing percentages or to modify the eligibility requirements.

     Whenever the Borrowing Base is used as a measure of Revolving Loans, it shall be computed as of, and the Revolving Loans referred to shall be those reflected in the Loan Account at, the time in question.

               (iv) the definition of "Environmental Indemnity Agreement" is amended to read in its entirety as follows:

     Environmental Indemnity Agreement.  Collectively, the Environmental
     ---------------------------------
     Indemnity Agreements executed and delivered by the Borrower and its Subsidiaries to the Agent, each for the ratable benefit of the Banks and the Agent, pursuant to which the Borrower and its Subsidiaries shall, among other things, indemnify the Banks from environmental liability on or affecting the Real Properties.

               (v) the definition of "Patent and Trademark Security Agreements" is amended to read in its entirety as follows:

     Patent and Trademark Security Agreements.  Collectively, (i) the Borrower
     ----------------------------------------
     Patent and Trademark Security Agreement, (ii) the Holdings Patent and Trademark Security Agreement, (iii) the Holdings II Patent and Trademark Security Agreement, (iv) the Optopics Patent and Trademark Security Agreement, (v) the Fairton Patent and Trademark Security Agreement, (vi) the Oral Patent and Security Agreement, (vii) the

     Florence Patent and Security Agreement, (viii) the Powers Patent and Trademark Security Agreement, (ix) the Certified Patent and Trademark Security Agreement, (x) the Adhesive Patent and Trademark Security Agreement and (xi) the First Aid Patent and Trademark Security Agreement.

               (vi) the definition of "Real Property or Real Properties" is amended to read in its entirety as follows:

     Real Property or Real Properties.  Collectively, the several parcels of
     --------------------------------
     land together with the improvements now or hereafter located thereon, at:
     (i) 170 Oak Hill Way, Brockton, Massachusetts, 23 Spring Street, Florence, Massachusetts, 355 East 54th Street, Elmwood Park, New Jersey, 35 Main Street, Fairton, New Jersey, and 14 Blackburn Drive, Gloucester, Massachusetts; and (ii) 9 Blackburn Drive, Gloucester, Massachusetts, 83 Blackburn Drive, Gloucester, Massachusetts, 51 Blackburn Drive, Gloucester, Massachusetts, 15200 Interstate Highway, 45 North, Houston, Texas and Baltimore Avenue, Bridgeton, New Jersey, each of which is leased to the Borrower pursuant to a Lease, said Real Properties being described in detail in the Mortgages.

               (vii) the definition of "Revolving Credit Maturity Date" is amended to read in its entirety as follows:

     Revolving Credit Maturity Date.  September 30, 2002.
     ------------------------------

               (viii) the definition of "Revolving Loans" is amended to read in its entirety as follows:

     Revolving Loans.  Collectively, the loans in the maximum aggregate
     ---------------
     principal amount of $25,000,000 made or to be made to the Borrower by the Banks pursuant to this Agreement (including Section 2.1(a) hereof) and subject to the limitations contained herein.

               (ix) the definition of "Security Agreements" is amended to read in its entirety as follows:

     Security Agreements.  Collectively, (i) the Borrower Security Agreement,
     -------------------
     (ii) the Holdings Security Agreement, (iii) the Holdings II Security Agreement, (iv) the Optopics Security Agreement, (v) the Fairton Security Agreement, (vi) the Oral Security Agreement, (vii) the Florence Security Agreement, (viii) the Powers Security Agreement, (ix) the Certified Security Agreement, (x) the Adhesive Security Agreement, (xi) the Elmwood Security Agreement and (xii) the First Aid Security Agreement.

               (x) the first sentence of the definition of "Subordinated Debt Documents" is amended to read in its entirety as follows:

     Subordinated Debt Documents.  Collectively, (i) the ING Subordinated
     ------------------------------
     Agreement, (ii) the ING Subordinated Note, (iii) the ING Warrant Agreement and any and all Warrants issued hereunder (including, in any event, any so-called "put" or "call" rights contained therein, (iv) the ING Amendments and (v) each of any other agreements, contracts, and other instruments executed and delivered in connection with the foregoing or relating thereto, as the same may be amended or modified in accordance with Section
     6.17 and Articles VIII and X of the ING Subordinated Agreement.

               (xi) the definition of "Subsidiary Guaranties" is amended to read in its entirety as follows:

     Subsidiary Guaranties.  Collectively, (i) the Holdings Guaranty, (ii) the
     ---------------------
     Holdings II Guaranty, (iii) the Optopics Guaranty, (iv) the Fairton Guaranty, (v) the Oral Guaranty, (vi) the Florence Guaranty, (vii) the Powers Guaranty, (viii) the Certified Guaranty, (ix) the Adhesive Guaranty,
     (x) the Elmwood Guaranty and (xi) the First Aid Guaranty.

               (xii) the definition of "Term Loan A" is amended to read in its entirety as follows:

     Term Loan A. The term loan in the principal amount of up to $32,000,000
     -----------
     made or to be made to the Borrower between the Closing Date and the Stock Purchase LC

     Expiry Date by the Banks having a Term Loan A Commitment pursuant to this Agreement (including Section 2.1(b) hereof), and subject to the limitations contained herein.

               (xiii) the definition of "Term Loan B" is amended to read in its entirety as follows:

     Term Loan B.  The term loan in the principal amount of up to $27,000,000
     -----------
     made or to be made to the Borrower between the Closing Date and the Stock Purchase LC Expiry Date by the Banks having a Term Loan B Commitment pursuant to Section 2.1(c), and subject to the limitations contained herein.

               (xiv) the definition of "Term Loan A Maturity Date" is amended to read in its entirety as follows:


     Term Loan A Maturity Date.  September 30, 2002.
     -------------------------

               (xv) the definition of "Term Loan B Maturity Date " is amended to read in its entirety as follows:

     Term Loan B Maturity Date.  September 30, 2004.
     -------------------------

               (xvi) the definition of "Total Commitment" is amended to read in its entirety as follows:

     Total Commitment.  As of any date, the sum of the then-current Commitments
     ----------------
     of the Banks, provided that the Total Commitment shall not at any time
                   --------
     exceed $91,222,693.

               (xvii)  the following new definitions are added to Section 1.1:

     Acquiring Subsidiaries.  Adhesive and First Aid, being the Subsidiaries who
     ----------------------
     are to hold title to the non-real estate assets being acquired from the Sellers in the Acquisition.

     Acquisition.  The acquisition out of bankruptcy by the Borrower and/or the
     -----------
     Acquiring Subsidiaries of substantially all of the assets of American White Cross, Inc. ("AWCI") and its affiliates (together with AWCI, the "Sellers") relating to the first aid business of the Sellers.

     Acquisition Documents.  Collectively, (i) the Asset Purchase Agreement
     ---------------------
     dated as of July 21, 1997 among the Borrower, AWCI and certain other parties, as amended by an Amendment No. 1 dated as of August 15, 1997, and
     (ii) each of any other agreements, contracts and instruments executed and delivered in connection with the foregoing or relating thereto, as the same may be amended or modified in accordance with Section 6.17.

     Adhesive.  Adhesive Coatings, Inc., a New Jersey corporation.
     --------

     Adhesive Guaranty.  The Unlimited Guaranty dated as of the First Amendment
     -----------------
     Date and executed and delivered by Adhesive to the Agent, for the ratable benefit of the Banks and the Agent.

     Adhesive Patent and Trademark Security Agreement.  The Patent and Trademark
     ------------------------------------------------
     Security Agreement dated as of the First Amendment Date and executed and delivered by Adhesive to the Agent, for the ratable benefit of the Banks and the Agent.

     Adhesive Security Agreement.  The Security Agreement dated as of the First
     ---------------------------
     Amendment Date hereof and executed and delivered by Adhesive to the Agent, for the ratable benefit of the Banks and the Agent.

     Chilmark Documents.  Collectively, (i) the Stock Purchase Agreement dated
     -------------------
     as of August 12, 1997, as amended by an amendment dated as of September 9, 1997, between the Borrower and Cape Ann Investors, L.L.C., a Delaware limited liability company, and (ii) each of any other agreements, contracts and instruments executed and delivered in connection with the foregoing or relating thereto, as the same may be amended or modified in accordance with
     Section 6.17.

     Elmwood.  Elmwood Park Realty, Inc., a New Jersey corporation.
     -------

     Elmwood Guaranty.  The Unlimited Guaranty dated as of the First Amendment
     ----------------
     Date and executed and delivered by Elmwood to the Agent, for the ratable benefit of the Banks and the Agent.

     Elmwood Security Agreement.  The Security Agreement dated as of the First
     --------------------------
     Amendment Date and executed and delivered by Elmwood to the Agent, for the ratable benefit of the Banks and the Agent.

     First Aid.  First Aid Products, Inc., a Delaware corporation.
     ---------

     First Aid Guaranty.  The Unlimited Guaranty dated as of the First Amendment
     ------------------
     Date and executed and delivered by First Aid to the Agent, for the ratable benefit of the Banks and the Agent.

     First Aid Patent and Trademark Security Agreement.  The Patent and
     -------------------------------------------------
     Trademark Security Agreement dated as of the First Amendment Date and executed and delivered by First Aid to the Agent, for the ratable benefit of the Banks and the Agent.

     First Aid Security Agreement.  The Security Agreement dated as of the First
     ----------------------------
     Amendment Date and executed and delivered by First Aid to the Agent, for the ratable benefit of the Banks and the Agent.

     First Amendment.  The First Amendment to Revolving Credit and Term Loan
     ---------------
     Agreement dated as of September 11, 1997, among the Borrower, the Banks and the Agent.

     First Amendment Date.  September 11, 1997.
     --------------------

     First Amendment Documents.  The First Amendment together with the allonges
     -------------------------
     to the Notes and all other agreements and other instruments contemplated thereby (other than the Ancillary Documents) and all schedules, exhibits and annexes thereto, as the same may from time to time be amended and in effect.

     ING Amendments.  Collectively, (i) Amendment No. 1 to the ING Subordinated
     --------------
     Agreement and (ii) Amendment No. 1 to the ING Warrant Agreement.

          (c) The portion of Section 2.1(b) beginning in the seventh line with the words "solely for" and ending in the tenth line with the words "Stock Purchase Agreement" is amended to read in its entirety as follows:

          "solely for the purposes permitted by Section 5.10(a);"

          (d) The portion of Section 2.1(c) beginning in the fourth line with the words "solely for" and ending in the seventh line with the words "Stock Purchase Agreement" is amended to read in its entirety as follows:

          "solely for the purposes permitted by Section 5.10(b);"

          (e) Sections 2.13(b) and (c) are amended to read in their entirety as follows:

     (b) The entire principal of the Term Notes A shall be payable by the Borrower to the Banks in 20 consecutive quarter-annual installments of principal. Such quarter-annual installments of principal shall be payable on the installment payment dates, and shall be in the amounts, set forth below:

                     Installment    Aggregate Amount
                     Payment Date      of Payment
                     ------------   ----------------
                       12/31/97           $  725,000
                       03/31/98           $  725,000
                       06/30/98           $  725,000
                       09/30/98           $  725,000
                       12/31/98           $1,475,000
                       03/31/99           $1,475,000
                       06/30/99           $1,475,000
                       09/30/99           $1,475,000
                       12/31/99           $1,787,500
                       03/31/00           $1,787,500
                       06/30/00           $1,787,500
                       09/30/00           $1,787,500
                       12/31/00           $1,975,000
                       03/31/01           $1,975,000
                       06/30/01           $1,975,000
                       09/30/01           $1,975,000
                       12/31/01           $2,037,500
                       03/31/02           $2,037,500
                       06/31/02           $2,037,500
                       09/30/02           $2,037,500

Notwithstanding the foregoing, the last 4 quarter-annual installments set forth in the table above shall be reduced in the inverse order of maturity by the difference between (i) $32,000,000 and (ii) the aggregate amount borrowed under Term Loan A as of the Stock Purchase LC Expiry Date. All of the indebtedness evidenced by each Term Note A shall, if not sooner paid, be in any event absolutely and unconditionally due and payable in full by the Borrower to the Banks on the Term Loan A Maturity Date.

     (c) The entire principal of the Term Notes B shall be payable by the Borrower to the Banks having Term Loan B Commitments in 8 consecutive quarter-annual installments of principal during the last two years prior to the Term Loan B Maturity

Date. Such quarter-annual installments of principal shall be payable on the installment payment dates, and shall be in the amounts, set forth below:

                     Installment    Aggregate Amount
                     Payment Date      of Payment
                     ------------   ----------------
                      12/31/2002       $3,375,000
                      03/31/2003       $3,375,000
                      06/30/2003       $3,375,000
                      09/30/2003       $3,375,000
                      12/31/2003       $3,375,000
                      03/31/2004       $3,375,000
                      06/30/2004       $3,375,000
                      09/30/2004       $3,375,000

Notwithstanding the foregoing, each of the quarter-annual installments set forth in the table above shall be proportionately reduced to the extent the actual outstanding principal balance of Term Loan B is less than $27,000,000 on the Stock Purchase LC Expiry Date. All of the indebtedness evidenced by each Term Note B shall, if not sooner paid, be in any event absolutely and unconditionally due and payable in full by the Borrower to such Banks on the Term Loan B Maturity Date.

          (f) Section 3.2(b) is amended by adding in the first line after the words "Section IV" the words "hereof and Article II of the First Amendment".

          (g) Section 5.8 is amended by adding at the end thereof the following:

               "On or prior to November 11, 1997, the Borrower shall obtain additional interest rate protection on a minimum notational amount of $8,000,000 for a three-year period at a rate reasonably satisfactory to the Agent."

          (h)  Section 5.10 is amended to read in its entirety as follows:

   5.10.  Use of Proceeds.
          ---------------

     (a) Term Loan A shall only be advanced (i) to fund drawings under the Stock Purchase Letter of Credit, (ii) to fund the Acquisition and (iii) to fund, on or before the Stock Purchase LC Expiry Date, the acquisition of the Borrower's common stock held by MEDIQ pursuant to the Stock Purchase Agreement.

     (b) The proceeds of Term Loan B shall only be advanced (i) to fund drawings under the Stock Purchase Letter of Credit, (ii) to fund the Acquisition and
(iii) to fund, on or before the Stock Purchase LC Expiry Date, the acquisition of the Borrower's common stock held by MEDIQ pursuant to the Stock Purchase Agreement.

     (c) Each of the Revolving Loans shall be used (i) to fund the Acquisition,
(ii) to provide working capital for the Borrower and (iii) to pay costs and expenses incurred or sustained by the Borrower in connection with the consummation of the transactions referred to herein or contemplated hereby.

     (d) No portion of any Loans shall be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations G, U or X of the Board of Governors of the Federal Reserve System.

         (i) Section 6.10 is amended by deleting the table set forth therein in its entirety and by inserting the following table in place hereof:

                                                    Maximum
                          Fiscal Year         Capital Expenditures
                          -----------         --------------------
                              1997                 $2,500,000
                              1998                 $8,000,000
                              1999                 $7,000,000
                         2000, and each            $6,750,000
                     fiscal year thereafter

         (j)  Schedule 1 to the Loan Agreement is amended as set forth in Annex
                                                                          -----
1 attached hereto.
-

         (k) Exhibits A-1, A-2 and A-3, respectively, to the Loan Agreement are amended by the addition of the allonges set forth in Annex 2 attached
                                                         -------
hereto.

         (l)  Exhibit D to the Loan Agreement is amended as set forth in Annex
                                                                         -----
4 attached hereto.
-

                                  ARTICLE II
                                  ----------

                   REPRESENTATIONS, WARRANTIES AND COVENANTS
                   -----------------------------------------

     The Borrower hereby represents, warrants and covenants to you as follows:

     (a)  Representations in Loan Agreement.  Each of the representations and
          ---------------------------------
warranties made by the Borrower to you in the Loan Agreement was true, correct and complete when made and is true, correct and complete in all material respects on and as of the date hereof with the same full force and effect as if each of such representations and warranties had been made by the Borrower on the date hereof and in this First Amendment.

     (b)  No Defaults or Events of Default.  No Default or Event of Default
          --------------------------------
exists on the date of this First Amendment (after giving effect to all of the arrangements and transactions contemplated by this First Amendment).

     (c)  Minimum Availability.  The Borrower has a minimum availability under
          --------------------
the Borrowing Base categories relating to the acquired assets, after the funding of the Acquisition, of at least $1,500,000.

     (d)  Minimum Net Worth.  The Borrower has a minimum net worth upon the
          -----------------
closing of the Modifications of at least $25,000,000.

     (e)  Financial Information.  The financial information previously delivered
          ---------------------
to the Banks and the Agent with respect to the Sellers and the Sellers' business (including, without limitation, the pro forma financial statements of the
                                    --- -----
Borrower prepared as if the Acquisition had been effected) fairly presents the financial position of the Borrower and each Subsidiary, as applicable, and the historic results and pro forma projections of operations for the periods covered
                     --- -----
by such information, and that there has been no material adverse change in the business, operations, assets, financial condition of the respective businesses and assets owned and operated by the Sellers, the Borrower or any Subsidiary or, to its knowledge, the Sellers since the date of the most recent financial information delivered to the Banks and the Agent the effect of which has, individually or in the aggregate, to its knowledge been materially adverse to the Borrower or its Subsidiaries.

     (f)  Regulatory Compliance.  The Borrower, the Subsidiaries and, to its
          ---------------------
knowledge, each other party to the Acquisition and the Modifications shall have received all necessary regulatory approvals, including, without limitation, evidence of compliance in all material respects with all state and federal laws applicable to any of the parties to such transactions.

     (g)  Post-Closing Items.  Promptly following the closing of the
          ------------------
Modifications, the Borrower and the Subsidiaries shall promptly execute and deliver such further documents and take such further actions, as the Agent may reasonably require, and in any event shall deliver those items set forth in the Post-Closing Section of the Closing Agenda attached hereto as Annex 3 (the
                                                              -------
"Annex 3 Items").  The failure to deliver any of the Annex 3 Items (other than
                                                     -------
Item No. 34) within the time period specified opposite each respective item shall constitute an Event of Default under the Loan Agreement.

     (h)  Binding Effect of Documents.  This First Amendment and each of the
          ---------------------------
First Amendment Documents has been duly executed and delivered to you by the Borrower and the Subsidiaries (as the case may be) and is in full force and effect as of the date hereof, and the agreements and obligations of the Borrower and the Subsidiaries (as the case may be) contained herein and therein constitute legal, valid and binding obligations of the Borrower and the Subsidiaries (as the case may be) enforceable against them in accordance with their respective terms.

                                  ARTICLE III
                                  -----------

                       PROVISIONS OF GENERAL APPLICATION
                       ---------------------------------

     (a)  No Other Changes.  Except to the extent specifically amended and
          ----------------
supplemented hereby, all of the terms, conditions and the provisions of the Loan Agreement, the Notes and each of the other Loan Documents shall remain unmodified, and the Loan Agreement, the Notes and each of the other Loan Documents, as amended and supplemented by this First Amendment, are confirmed as being in full force and effect.

     (b)  Governing Law.  This First Amendment is intended to take effect as a
          -------------
sealed instrument and shall be deemed to be a contract under the laws of the Commonwealth of Massachusetts. This First Amendment and the rights and obligations of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the Commonwealth of Massachusetts.

     (c)  Binding Effect; Assignment.  This First Amendment shall be binding
          --------------------------
upon and inure to the benefit of each of the parties hereto and their respective successors in title and assigns.

     (d)  Counterparts.  This First Amendment may be executed in any number of
          ------------
counterparts, each of which when executed and delivered shall be deemed an original, but all of which together shall constitute one instrument. In making proof of this First Amendment, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto.

     (e)  Conflict with Loan Agreement.  If any of the terms of this First
          ----------------------------
Amendment shall conflict in any respect with any of the terms of the Loan Agreement or any other Loan Document, the terms of this First Amendment shall be controlling.

     (f)  Conditions Precedent.  This First Amendment shall become and be
          --------------------
effective as of the First Amendment Date, but only if:

          (i) the form of acceptance at the end of this First Amendment shall be signed by the Borrower, each Subsidiary and the Banks;

          (ii)   the Agent shall have received:

                      1. originals of each of the First Amendment Documents, together with any and all schedules, exhibits, annexes, agreements and instruments required to be delivered in connection therewith, each duly executed and delivered by the parties thereto, and each in form and substance satisfactory to the Agent;

                      2. originals or copies of each of (i) the Acquisition Documents, (ii) the Chilmark Documents and (iii) the ING Amendments, each duly executed and delivered by the parties thereto, and each in form and substance satisfactory to the Agent;

                      3.   each of the items set forth on Annex 3, each in form
                                                          -------
          and substance reasonably satisfactory to the Agent;

               (iii) all steps necessary to enable the Agent to perfect a legal, valid and enforceable security interest in the assets acquired in connection with the Acquisition by the Borrower or any affiliate of the Borrower in any new locations of Collateral shall have been taken to the satisfaction of the Agent;

               (iv) the Acquisition shall have been consummated on the terms set forth in the Acquisition Documents, as delivered to the Agent on or prior to the First Amendment Date, and each of the conditions precedent specified in any thereof shall have been duly satisfied and completed to the satisfaction of the Agent on or prior to the First Amendment Date, notwithstanding any waiver or modification thereof;

               (v) The Banks and the Agent shall be satisfied that the financial information previously delivered to them with respect to the Sellers and the Sellers' business (including, without limitation, the pro forma financial statements of the Borrower prepared as if the
          --- -----
          Acquisition had been effected) fairly presents the business and financial condition of the respective businesses and assets owned and operated by the Sellers and the Borrower and each Subsidiary, as applicable, and the historic results and pro forma projections of operations for the periods
                      --- -----
          covered by such information, and that there has been no material adverse change in the business, operations, assets, condition (financial or otherwise) of the respective businesses and assets owned and operated by the Sellers, the Borrower or any Subsidiary since the date of the most recent financial information delivered to the Banks and the Agent, and that in the judgment of the Banks and the Agent there has been no material adverse change in the Sellers' business or in the Borrower's or any Subsidiary's ability to perform its obligations under the Loan Agreement (as amended by the First Amendment);

               (vi) the Sellers, the Borrower, the Subsidiaries and each other party to the Acquisition and the Modifications shall have received all necessary regulatory approvals, including, without limitation, evidence of compliance in all material respects with all state and federal laws applicable to any of the parties to such transactions;

               (vii) the United States Bankruptcy Court for the District of Delaware (the "Court") shall have entered a final order (the "Confirmation Order") confirming the plan of reorganization of AWCI (the "Plan") under 11 U.S.C. (S)1129 (the "1129 Order"), or, alternatively, the Court shall enter orders under 11 U.S.C. (S)(S)363 and 365 (the "Sale Orders"). The Plan and the 1129 Order, or the Sale Orders, shall provide for the Acquisition by the Borrower, and any motion for rehearing or reconsideration of the 1129 Order or either or both of the Sale Orders shall have been denied or withdrawn, and the time allowed for appeals of the 1129 Order or either or both of the Sale Orders shall have become final without any appeal having been taken or, if an appeal or no appeal has been taken, no stay shall be in effect. The 1129 Order or the Sale Orders shall be in form and substance reasonably satisfactory to the Agent and its counsel and each shall contain the following findings and provisions: (i) that the Borrower is a good faith purchaser within the meaning of 11 U.S.C
          (S)363(m), and (ii) that the Acquisition by the Borrower shall be free and clear of any and all liens, claims and encumbrances;

               (viii) the Banks and the Agent shall have received satisfactory evidence of appropriate corporate and, if necessary, shareholder approval of the proposed transactions (including both the Acquisition and the Modifications) as well as opinions of independent counsel to the Sellers (to the extent the Seller delivers an opinion to Borrower), the Borrower and the Subsidiaries, as applicable, reasonably satisfactory to the Banks and the Agent in form and substance as to, among other things, the due authorization, legality, validity and binding effect of all documents relating to the Acquisition and the Modifications, the perfection of the liens of the security documents and the absence of any violation of any federal, state or local law or regulation applicable to any of the parties to such transactions as a result of the Acquisition or Modifications;

               (ix) the Banks and the Agent shall have received satisfactory evidence that (i) the Borrower has successfully completed (or, upon funding up to (but not in excess of) $26,243,000 of the increases in the Loans described herein, will successfully complete) the Acquisition, such transaction to be in form and substance reasonably satisfactory to the Banks and the Agent, (ii) Internationale Nederlanden (U.S.) Capital Corporation ("ING") has provided any and all required consents to the Acquisition and the Modifications and has entered into modifications to the Subordinated Debt Documents reasonably satisfactory to the Banks and the Agent in connection therewith and (iii) the Borrower has received additional funding of at least $11,000,000 through the issuance of equity to Chilmark (or other satisfactory person) to pay the balance of the purchase price for the assets to be sold in the Acquisition, and the Agent and the Banks are satisfied in all respects (including prohibitions on dividends and the amounts and terms of such equity) with such transactions;

               (x) the Banks and the Agent shall be satisfied that, after funding the Acquisition, there shall be additional availability under Term Loan A and Term Loan B to fund all additional amounts to be funded under the Stock Purchase Letter of Credit;

               (xi) the Banks and the Agent shall be satisfied that no litigation or proceedings shall be pending or threatened which would adversely affect the financial condition or operations of the Borrower or any

          Subsidiary, or which would otherwise materially adversely affect the Acquisition or the assets to be acquired thereby;

               (xii) the Acquisition Documents, the Chilmark Documents and the ING Amendments shall be satisfactory to the Agent and the Banks in all respects;

               (xiii) the Banks and the Agent shall have received and be satisfied in all respects with the Deloitte & Touche due diligence report; and

               (xiv) the Agent shall have received the amendment fee from the Borrower in the amount of $97,750.

     (g) Upon the fulfillment of the conditions set forth in clause (f) above, the Banks shall be deemed to have consented, pursuant to Section 6.6 of the Loan Agreement, to the Acquisition and to have waived any other provisions of the Loan Agreement and the LC Reimbursement Agreements that would prohibit the consummation of the Acquisition.

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this First Amendment and return such counterpart to the undersigned, whereupon this First Amendment, as so accepted by you, shall become a binding agreement among you and the undersigned.

                              Very truly yours,

                              The Borrower:
                              -------------

                              NUTRAMAX PRODUCTS, INC.

                                 /s/ Robert F. Burns
                              By:_______________________________
                                 Title: Chief Financial Officer



                  (remainder of page intentionally left blank)

     The foregoing First Amendment is hereby accepted by the undersigned as of September 11, 1997.


The Agent:
---------

BANKBOSTON, N.A. (f/k/a The First National Bank of Boston), individually and as Agent

    /s/ Timothy G. Clifford
By:_________________________________
   Title: Vice President


FLEET NATIONAL BANK

    /s/ Ann M. Dillion
By:_________________________________
   Title: Vice President

NATIONAL BANK OF CANADA

    /s/ Edward T. Paslawski
By:_________________________________
   Title: Vice President

    /s/ Leonard J. Pellechia
By:_________________________________
   Title: Vice President


THE SUMITOMO BANK, LIMITED

    /s/ Daniel G. Eastman
By:_________________________________
   Title: Vice President and Manager

    /s/ Alfred DeGemmis
By:_________________________________
   Title: Vice President

SENIOR DEBT PORTFOLIO

   /s/ Payson F. Swaffield
By:_________________________________
   Title: Vice President


By:_________________________________
   Title:

                             CONSENT OF GUARANTORS
                             ---------------------


     Each of the undersigned has guaranteed the Obligations under (and as defined in) the Agreement by executing separate Guaranties, each dated as of December 30, 1996. By executing this letter, each of the Subsidiaries hereby absolutely and unconditionally reaffirms the Guaranty to which it is a party, and acknowledges and agrees to the terms and conditions of this letter agreement and the Loan Agreement and the other Loan Documents as amended hereby (including, without limitation, the making of the representations and warranties and the performance of the covenants applicable to it herein or therein).


                              NUTRAMAX HOLDINGS, Guarantor

                                 /s/ Robert F. Burns
                              By:__________________________
                                 Title: Vice President


                              NUTRAMAX HOLDINGS II, Guarantor

                                  /s/ Robert F. Burns
                              By:__________________________
                                 Title: Vice President


                              OPTOPICS LABORATORIES, INC., Guarantor

                                  /s/ Robert F. Burns
                              By:__________________________
                                 Title: Vice President

                              FAIRTON REALTY, INC., Guarantor

                                  /s/ Robert F. Burns
                              By:__________________________
                                 Title: Vice President


                      (signatures continued on next page)


                              ORAL CARE, INC., Guarantor

                                  /s/ Robert F. Burns
                              By:__________________________
                                 Title: Vice President


                              FLORENCE REALTY, INC., Guarantor

                                  /s/ Robert F. Burns
                              By:__________________________
                                 Title: Vice President


                              POWERS PHARMACEUTICAL CORP.,
                              Guarantor

                                  /s/ Robert F. Burns
                              By:__________________________
                                 Title: Vice President

                              CERTIFIED CORP., Guarantor

                                  /s/ Robert F. Burns
                              By:__________________________
                                 Title: Vice President

                                     -26-